Exhibit 99.1

NEWS RELEASE

CONTACT:	Gary S. Maier
(310) 471-1288

MOTORCAR PARTS OF AMERICA REPORTS FISCAL 2019
SECOND QUARTER RESULTS

-- Record Sales for Quarter and Six Months --

LOS ANGELES, CA – January 8, 2019 – Motorcar Parts of America, Inc. (Nasdaq: MPAA) today announced results for its fiscal 2019 second quarter ended September 30, 2018 – reflecting record sales for both the quarter and six months on a reported and adjusted basis.

Net sales for the fiscal 2019 second quarter increased 16.0 percent to $127.9 million from $110.3 million for the same period a year earlier, predominantly as a result of increases in the company’s rotating electrical business.

Adjusted net sales for the fiscal 2019 second quarter increased 14.5 percent to $130.2 million from $113.7 million a year earlier.

“We are encouraged by our new business wins and revitalization of demand for our products at the consumer level -- both of which support our optimism and expectations for continued growth,” said Selwyn Joffe, chairman, president and chief executive officer.

In addition, Joffe indicated the company expects strong sales contributions in the next fiscal year from its existing and new product offerings.

Net income for the fiscal 2019 second quarter was $3.5 million, or $0.18 per diluted share – reflecting the impact of the items listed below compared with $5.6 million, or $0.29 per diluted share, a year ago.

Adjusted net income for the fiscal 2019 second quarter was $11.5 million, or $0.60 per diluted share, compared with $10.1 million, or $0.52 per diluted share, a year earlier.

The results for the quarter and gross margin were impacted by three items totaling $10.3 million.

•	Customer allowances related to new business of $2.2 million

o	Up-front one-time costs of $1.2 million related to new business

o
Core buyback premium amortization of $1.0 million related to new business (Core buyback premium amortization relates to the refundable premium paid or payable to customers for the core value in finished goods on their shelves in connection with new business.  The company previously recorded the full amount of the core buyback premiums as a reduction to revenue at the inception of a new customer relationship.  As described in “Prior Financial Information” paragraph below, this historical policy was concluded to be a misapplication of GAAP.  The company has now revised the application of GAAP, resulting in the amortization of the full amount of the premium costs over a period, typically ranging from six to eight years).

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Motorcar Parts of America, Inc.
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•
The revaluation for cores on customers’ shelves resulted in a non-cash write-down of $6.2 million, which does not affect the reimbursable amount for the full value of cores on the customers’ shelves should business with the customer be discontinued.

•
Transition costs of $1.8 million associated with the expansion of manufacturing and distribution capacity to support increased demand for the company’s existing product lines and its recently announced new brake product lines.

Gross profit for the fiscal 2019 second quarter was $25.7 million compared with $26.0 million a year earlier.  Gross profit as a percentage of net sales for the fiscal 2019 second quarter was 20.1 percent compared with 23.6 percent a year earlier.

Adjusted gross profit for the fiscal 2019 second quarter was $36.0 million compared with $32.0 million a year ago.  Adjusted gross profit as a percentage of adjusted net sales for the three months was 27.6 percent compared with 28.2 percent a year earlier, impacted by higher freight related costs compared with the prior year and stock adjustment accruals for future update orders.

Six-Month Results

Net sales for the fiscal 2019 six-month period increased 7.1 percent to $219.6 million from $205.0 million a year earlier.

Adjusted net sales for the fiscal 2019 six-month period increased 7.1 percent to $224.0 million from $209.2 million last year.

Net loss for the fiscal 2019 six-month period was $2.0 million, or $0.10 per share, compared with net income of $13.4 million, or $0.69 per diluted share, in fiscal 2018.

Adjusted net income for the fiscal 2019 six-month period was $14.6 million, or $0.75 per diluted share, compared with $18.6 million, or $0.96 per diluted share, in fiscal 2018.

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Gross profit for the fiscal 2019 six-month period was $42.1 million compared with $51.9 million a year earlier.  Gross profit as a percentage of net sales for the fiscal 2019 first half was 19.2 percent compared with 25.3 percent a year earlier.

Adjusted gross profit for the fiscal 2019 six-month period was $58.9 million compared with $60.1 million a year ago.  Adjusted gross profit as a percentage of adjusted net sales for the six months was 26.3 percent compared with 28.7 percent a year earlier, impacted by higher freight related costs compared with the prior year, stock adjustment accruals for future update orders and lower absorption of overhead costs.

New Acquisition Pending

“In addition to the company’s recent acquisition of E&M Power, we expect to close another strategic tuck-in acquisition this week which enhances our existing product line offerings,” Joffe said.

Updated Fiscal 2019 Guidance

Motorcar Parts of America reaffirms its annual adjusted sales guidance of between 6.5% and 8.5% growth year over year, with expectations of reaching the higher end. Adjusted gross margin for fiscal 2019 is now estimated to be at the lower end of our guidance of 27.0% to 30.0%.

Stock Repurchase Authorization

Under the authorized share repurchase program, as of September 30, 2018, $15.7 million of the $37.0 million common stock authorization has been purchased and $21.3 million is available to repurchase shares.  Motorcar Parts of America currently has 18.8 million shares outstanding.

Revenue Recognition

Effective April 1, 2018, the company adopted Accounting Standards Codification Topic 606, Revenue from Contracts with Customers, (“ASC 606”) using the full retrospective transition method. As a result, the prior year three and six months ended September 30, 2017 were revised to reflect the adoption of the new revenue recognition accounting standards.  The effects of the adoption were a decrease to previously reported revenues for the three and six months ended September 30, 2017 of $592,000 and $136,000, respectively. The revenue changes were accompanied by related changes to cost of goods sold - a decrease to previously reported cost of goods sold for the three and six months ended September 30, 2017 of $378,000 and $759,000, respectively.

Also, as a result of the adoption of ASC 606 and the resultant changes in company policy, the effect on the consolidated balance sheets was to create contract asset and contract liability accounts to document those balance sheet items being impacted by the new revenue recognition requirements.  Additional information will be available in the company’s Form 10-Q filing later today.

Prior Financial Information

The company has revised its financial statements for each of the three years in the period ended March 31, 2018 and for the three months ended June 30, 2018.  As of June 30, 2018, the cumulative error for all periods previously reported was an understatement of net income of $2,938,000.  For further information, please see the company’s September 30, 2018 Form 10-Q filed later today. As of June 30, 2018, the cumulative impact to non-GAAP adjusted net income for all periods previously reported was an understatement of $1,220,000.

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Use of Non-GAAP Measures

This press release includes the following non-GAAP measures - adjusted net sales, adjusted net income (loss), adjusted EBITDA, adjusted gross profit and adjusted gross margin, which are not measures of financial performance under GAAP, and should not be considered as alternatives to net sales, net income (loss), EBITDA, income from operations, gross profit or gross profit margin as a measure of financial performance.  The Company believes these non-GAAP measures, when considered together with the corresponding GAAP measures, provide useful information to investors and management regarding financial and business trends relating to the company’s results of operations.  However, these non-GAAP measures have significant limitations in that they do not reflect all of the costs associated with the operations of the company’s business as determined in accordance with GAAP.  Therefore, investors should consider non-GAAP measures in addition to, and not as a substitute for, or superior to, measures of financial performance in accordance with GAAP.  For a reconciliation of adjusted net sales, adjusted net income (loss), adjusted EBITDA, adjusted gross profit and adjusted gross margin to their corresponding GAAP measures, see the financial tables included in this press release.  Also, refer to our Form 8-K to which this release is attached, and other filings we make with the SEC, for further information regarding these adjustments.

Teleconference and Web Cast

Selwyn Joffe, chairman, president and chief executive officer, and David Lee, chief financial officer, will host an investor conference call today at 10:00 a.m. Pacific time to discuss the company’s financial results and operations.

The call will be open to all interested investors either through a live audio Web broadcast at www.motorcarparts.com or live by calling (877)-776-4016 (domestic) or (973)-638-3231 (international).  For those who are not available to listen to the live broadcast, the call will be archived for seven days on Motorcar Parts of America’s website www.motorcarparts.com.  A telephone playback of the conference call will also be available from approximately 3:00 p.m. Pacific time on January 8, 2019 through 8:59 p.m. Pacific time on January 15, 2019 by calling (855)-859-2056 (domestic) or (404)-537-3406 (international) and using access code: 6147027.

About Motorcar Parts of America, Inc.

Motorcar Parts of America, Inc. is a remanufacturer, manufacturer and distributor of automotive aftermarket parts -- including alternators, starters, wheel bearing and hub assemblies, brake master cylinders, brake power boosters, rotors, brake pads and turbochargers utilized in imported and domestic passenger vehicles, light trucks and heavy-duty applications.  In addition, the company designs and manufactures test equipment for performance, endurance and production testing of alternators, starters, electric motors, inverters and belt starter generators for both the OE and aftermarket. Motorcar Parts of America’s products are sold to automotive retail outlets and the professional repair market throughout the United States and Canada, with facilities located in California, Mexico, Malaysia and China, and administrative offices located in California, Tennessee, Mexico, Singapore, Malaysia and Canada.  Additional information is available at www.motorcarparts.com.

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The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. The statements contained in this press release that are not historical facts are forward-looking statements based on the company’s current expectations and beliefs concerning future developments and their potential effects on the company. These forward-looking statements involve significant risks and uncertainties (some of which are beyond the control of the company) and are subject to change based upon various factors.  Reference is also made to the Risk Factors set forth in the company’s Form 10-K Annual Report filed with the Securities and Exchange Commission (SEC) in June 2018 and in its Forms 10-Q filed with the SEC for additional risks and uncertainties facing the company. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise.

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(Financial tables follow)

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MOTORCAR PARTS OF AMERICA, INC. AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2018	2017	2018	2017
		(As Adjusted)		(As Adjusted)
Net sales	$127,939,000	$110,261,000	$219,607,000	$204,956,000
Cost of goods sold	102,228,000	84,234,000	177,544,000	153,077,000
Gross profit	25,711,000	26,027,000	42,063,000	51,879,000
Operating expenses:
General and administrative	8,997,000	8,615,000	21,088,000	14,503,000
Sales and marketing	4,537,000	3,457,000	8,929,000	6,851,000
Research and development	1,784,000	1,240,000	3,520,000	2,242,000
Total operating expenses	15,318,000	13,312,000	33,537,000	23,596,000
Operating income	10,393,000	12,715,000	8,526,000	28,283,000
Interest expense, net	5,699,000	3,522,000	10,774,000	6,836,000
Income (loss) before income tax expense (benefit)	4,694,000	9,193,000	(2,248,000)	21,447,000
Income tax expense (benefit)	1,181,000	3,598,000	(266,000)	8,032,000

Net income (loss)	$3,513,000	$5,595,000	$(1,982,000)	$13,415,000

Basic net income (loss) per share	$0.19	$0.30	$(0.10)	$0.72
Diluted net income (loss) per share	$0.18	$0.29	$(0.10)	$0.69

Weighted average number of shares outstanding:
Basic	18,878,674	18,718,709	18,887,214	18,687,179
Diluted	19,319,465	19,356,809	18,887,214	19,371,144

Note: Prior year three and six months ended September 30, 2017 results reflect the adoption of the new revenue recognition accounting standards.  Effective April 1, 2018, the Company adopted Accounting Standards Codification Topic 606, Revenue from Contracts with Customers ("ASC 606") using the full retrospective transition method.  Additionally, the Company has revised its financial statements for each of the three years in the period ended March 31, 2018 and for the three months ended June 30, 2018.  As of June 30, 2018, the cumulative error for all periods previously reported was an understatement of net income of $2,938,000.  For further information, please see the Company's September 30, 2018 Form 10-Q filed later today.

MOTORCAR PARTS OF AMERICA, INC. AND SUBSIDIARIES
Consolidated Balance Sheets

	September 30, 2018	March 31, 2018
ASSETS	(Unaudited)	(As Adjusted)
Current assets:
Cash and cash equivalents	$6,175,000	$13,049,000
Short-term investments	3,230,000	2,828,000
Accounts receivable — net	56,085,000	63,174,000
Inventory— net	188,287,000	161,210,000
Inventory unreturned	9,100,000	7,508,000
Contract assets	24,272,000	23,206,000
Income tax receivable	11,572,000	7,972,000
Prepaid expenses and other current assets	10,200,000	8,608,000
Total current assets	308,921,000	287,555,000
Plant and equipment — net	30,512,000	28,322,000
Long-term deferred income taxes	7,345,000	6,698,000
Long-term contract assets	230,438,000	222,731,000
Goodwill	2,551,000	2,551,000
Intangible assets — net	3,380,000	3,766,000
Other assets	866,000	804,000
TOTAL ASSETS	$584,013,000	$552,427,000
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$92,663,000	$73,273,000
Accrued liabilities	10,622,000	12,048,000
Customer finished goods returns accrual	19,961,000	17,805,000
Contract liabilities	31,488,000	32,603,000
Revolving loan	52,906,000	54,000,000
Other current liabilities	4,970,000	4,471,000
Current portion of term loan	3,685,000	3,068,000
Total current liabilities	216,295,000	197,268,000
Term loan, less current portion	26,032,000	13,913,000
Long-term contract liabilities	52,535,000	48,183,000
Long-term deferred income taxes	211,000	226,000
Other liabilities	6,776,000	5,957,000
Total liabilities	301,849,000	265,547,000
Commitments and contingencies
Shareholders’ equity:
Preferred stock; par value $.01 per share, 5,000,000 shares authorized; none issued	-	-
Series A junior participating preferred stock; par value $.01 per share, 20,000 shares authorized; none issued	-	-
Common stock; par value $.01 per share, 50,000,000 shares authorized;18,799,477 and 18,893,102 shares issued and outstanding at September 30, 2018 and March 31, 2018, respectively	188,000	189,000
Additional paid-in capital	211,593,000	213,609,000
Retained earnings	77,274,000	78,510,000
Accumulated other comprehensive loss	(6,891,000)	(5,428,000)
Total shareholders’ equity	282,164,000	286,880,000
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$584,013,000	$552,427,000

Reconciliation of Non-GAAP Financial Measures

To supplement the consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company has included the following non-GAAP adjusted financial measures in this press release and in the webcast to discuss the Company’s financial results for the three and six months ended September 30, 2018 and 2017. Each of these non-GAAP adjusted financial measures is adjusted from results based on GAAP to exclude certain expenses and gains.  Among other things, the Company uses such non-GAAP adjusted financial measures in addition to and in conjunction with corresponding GAAP measures to help analyze the performance of its business.

These non-GAAP adjusted financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of the Company’s results of operations and the factors and trends affecting the Company’s business. However, these non-GAAP adjusted financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Income statement information for the three and six months ended September 30, 2018 and 2017 are as follows:

Reconciliation of Non-GAAP Financial Measures	Exhibit 1

	Three Months Ended September 30,		Six Months Ended September 30,
	2018	2017	2018	2017
GAAP Results:		(As Adjusted)		(As Adjusted)
Net sales	$127,939,000	$110,261,000	$219,607,000	$204,956,000
Net income (loss)	3,513,000	5,595,000	(1,982,000)	13,415,000
Diluted income (loss) per share (EPS)	0.18	0.29	(0.10)	0.69
Gross margin	20.1%	23.6%	19.2%	25.3%
Non-GAAP Adjusted Results:
Non-GAAP adjusted net sales	$130,152,000	$113,678,000	$223,962,000	$209,197,000
Non-GAAP adjusted net income	11,540,000	10,100,000	14,557,000	18,602,000
Non-GAAP adjusted diluted earnings per share (EPS)	0.60	0.52	0.75	0.96
Non-GAAP adjusted gross margin	27.6%	28.2%	26.3%	28.7%
Non-GAAP adjusted EBITDA	$22,534,000	$20,295,000	$32,771,000	$37,830,000

Note: Prior year three and six months ended September 30, 2017 results reflect the adoption of the new revenue recognition accounting standards.  Effective April 1, 2018, the Company adopted Accounting Standards Codification Topic 606, Revenue from Contracts with Customers (“ASC 606”) using the full retrospective transition method.  Additionally, the Company has revised its financial statements for each of the three years in the period ended March 31, 2018 and for the three months ended June 30, 2018.  As of June 30, 2018, the cumulative error for all periods previously reported was an understatement of net income of $2,938,000.  For further information, please see the Company’s September 30, 2018 Form 10-Q filed later today. As of June 30, 2018, the cumulative impact to non-GAAP adjusted net income for all periods previously reported was an understatement of $1,220,000.

Reconciliation of Non-GAAP Financial Measures	Exhibit 2

	Three Months Ended September 30,		Six Months Ended September 30,
	2018	2017	2018	2017
		(As Adjusted)		(As Adjusted)
GAAP net sales	$127,939,000	$110,261,000	$219,607,000	$204,956,000
Adjustments:
Net sales
Initial return and stock adjustment accruals related to new business	-	2,496,000	-	2,496,000
Customer allowances related to new business	2,213,000	921,000	4,355,000	1,745,000
Adjusted net sales	$130,152,000	$113,678,000	$223,962,000	$209,197,000

Reconciliation of Non-GAAP Financial Measures	Exhibit 3

	Three Months Ended September 30,
	2018		2017
			(As Adjusted)
	$	Per Diluted Share	$	Per Diluted Share
GAAP net income	$3,513,000	$0.18	$5,595,000	$0.29
Adjustments:
Net sales
Initial return and stock adjustment accruals related to new business	-	$-	2,496,000	$0.13
Customer allowances related to new business	2,213,000	$0.11	921,000	$0.05
Cost of goods sold
New product line start-up and ramp-up costs, and transition expenses	1,833,000	$0.09	-	$-
Revaluation - cores on customers’ shelves and inventory step-up amortization	6,221,000	$0.32	2,955,000	$0.15
Cost of customer allowances and stock adjustment accruals related to new business	-	$-	(362,000)	$(0.02)
Operating expenses
Acquisition, financing, transition, severance, new business and other costs	1,144,000	$0.06	236,000	$0.01
Share-based compensation expenses	1,180,000	$0.06	910,000	$0.05
Mark-to-market losses (gains)	(1,898,000)	$(0.10)	(690,000)	$(0.04)
Tax effected (a)	(2,666,000)	$(0.14)	(1,961,000)	$(0.10)
Adjusted net income	$11,540,000	$0.60	$10,100,000	$0.52

(a) Adjusted net income is calculated by applying an income tax rate of 25.0% for the three months ended September 30, 2018 and 35.5% for the three months ended September 30, 2017; this rate may differ from the period’s actual income tax rate

Reconciliation of Non-GAAP Financial Measures	Exhibit 4

	Six Months Ended September 30,
	2018		2017
			(As Adjusted)
	$	Per Diluted Share	$	Per Diluted Share
GAAP net (loss) income	$(1,982,000)	$(0.10)	$13,415,000	$0.69
Adjustments:
Net sales
Initial return and stock adjustment accruals related to new business	-	$-	2,496,000	$0.13
Customer allowances related to new business	4,355,000	$0.23	1,745,000	$0.09
Cost of goods sold
New product line start-up and ramp-up costs, and transition expenses	3,588,000	$0.19	-	$-
Revaluation - cores on customers’ shelves and inventory step-up amortization	8,847,000	$0.46	4,305,000	$0.22
Cost of customer allowances and stock adjustment accruals related to new business	-	$-	(362,000)	$(0.02)
Operating expenses
Acquisition, financing, transition, severance, new business and other costs	1,675,000	$0.09	501,000	$0.03
Share-based compensation expenses	2,121,000	$0.11	1,744,000	$0.09
Mark-to-market losses (gains)	768,000	$0.04	(3,035,000)	$(0.16)
Interest
Write-off of debt issuance costs	303,000	$0.02	-	$-
Tax effected (a)	(5,118,000)	$(0.27)	(2,207,000)	$(0.11)
Adjusted net income	$14,557,000	$0.75	$18,602,000	$0.96

(a) Adjusted net income is calculated by applying an income tax rate of 25.0% for the six months ended September 30, 2018 and 35.5% for the six months ended September 30, 2017; this rate may differ from the period’s actual income tax rate

Reconciliation of Non-GAAP Financial Measures	Exhibit 5

	Three Months Ended September 30,
	2018		2017
			(As Adjusted)
	$	Gross Margin	$	Gross Margin
GAAP gross profit	$25,711,000	20.1%	$26,027,000	23.6%
Adjustments:
Net sales
Initial return and stock adjustment accruals related to new business	-		2,496,000
Customer allowances related to new business	2,213,000		921,000
Cost of goods sold
New product line start-up and ramp-up costs, and transition expenses	1,833,000		-
Revaluation - cores on customers’ shelves and inventory step-up amortization	6,221,000		2,955,000
Cost of customer allowances and stock adjustment accruals related to new business	-		(362,000)
Total adjustments	10,267,000	7.5%	6,010,000	4.6%
Adjusted gross profit	$35,978,000	27.6%	$32,037,000	28.2%

Reconciliation of Non-GAAP Financial Measures	Exhibit 6

	Six Months Ended September 30,
	2018		2017
			(As Adjusted)
	$	Gross Margin	$	Gross Margin
GAAP gross profit	$42,063,000	19.2%	$51,879,000	25.3%
Adjustments:
Net sales
Initial return and stock adjustment accruals related to new business	-		2,496,000
Customer allowances related to new business	4,355,000		1,745,000
Cost of goods sold
New product line start-up and ramp-up costs, and transition expenses	3,588,000		-
Revaluation - cores on customers’ shelves and inventory step-up amortization	8,847,000		4,305,000
Cost of customer allowances and stock adjustment accruals related to new business	-		(362,000)
Total adjustments	16,790,000	7.1%	8,184,000	3.4%
Adjusted gross profit	$58,853,000	26.3%	$60,063,000	28.7%

Reconciliation of Non-GAAP Financial Measures	Exhibit 7

	Three Months Ended September 30,		Six Months Ended September 30,
	2018	2017	2018	2017
		(As Adjusted)		(As Adjusted)
GAAP net income (loss)	$3,513,000	$5,595,000	$(1,982,000)	$13,415,000
Interest expense, net	5,699,000	3,522,000	10,774,000	6,836,000
Income tax expense (benefit)	1,181,000	3,598,000	(266,000)	8,032,000
Depreciation and amortization	1,632,000	1,114,000	3,218,000	2,153,000
EBITDA	$12,025,000	$13,829,000	$11,744,000	$30,436,000

Adjustments:
Net sales
Initial return and stock adjustment accruals related to new business	-	2,496,000	-	2,496,000
Customer allowances related to new business	2,213,000	921,000	4,355,000	1,745,000
Cost of goods sold
New product line start-up and ramp-up costs, and transition expenses (a)	1,736,000	-	3,430,000	-
Revaluation - cores on customers’ shelves and inventory step-up amortization	6,221,000	2,955,000	8,847,000	4,305,000
Cost of customer allowances and stock adjustment accruals related to new business	-	(362,000)	-	(362,000)
Operating expenses
Acquisition, financing, transition (a), severance, new business and other costs	1,057,000	236,000	1,506,000	501,000
Share-based compensation expenses	1,180,000	910,000	2,121,000	1,744,000
Mark-to-market losses (gains)	(1,898,000)	(690,000)	768,000	(3,035,000)
Adjusted EBITDA	$22,534,000	$20,295,000	$32,771,000	$37,830,000

(a) Of the total new product line start-up and ramp-up costs, and transition expenses of $1,833,000 and $3,588,000 for the three and six months ended September 30, 2018, and transition expenses included in other operating expense adjustments of $1,144,000 and $1,675,000 for the three and six months ended September 30, 2018, $184,000 and $327,000 represents depreciation and amortization expense